Exhibit 99.1

PLAYA HOTELS & RESORTS ANNOUNCES $100 MILLION SHARE REPURCHASE PROGRAM

Fairfax, VA, December 17, 2018 – Playa Hotels & Resorts N.V. (NASDAQ: PLYA) (the “Company” or “Playa”) today announced that the Company’s Board of Directors has authorized the repurchase of up to $100 million of its outstanding ordinary shares as market conditions and the Company’s liquidity warrant.

“In our view the dislocation in the market price of our shares is the result of material but temporary construction and renovation projects currently underway at three of our properties. We believe that the potential to repurchase our shares at these levels represents a compelling opportunity to deploy our cash flow to drive shareholder value,” said Bruce Wardinski, Playa’s Chairman and CEO.

Wardinski added, “The repurchase program affords us the opportunity to increase our ownership in our portfolio of high-quality assets through our shares, which in our view are trading well below NAV, and is consistent with our strategic and capital deployment priorities: to invest in undervalued assets in prime beach front locations, where we can leverage our scale, expertise, and brand partnerships to excite and delight our guests and improve shareholder returns.”

Playa is in the process of reviewing various capital projects not yet approved by the Board, and plans on deferring some, or all of them, to support the repurchase program. Repurchases may be made from time through open market purchases, privately negotiated transactions or by other means (including Rule 10b5-1 trading plans). Depending on market conditions and other factors, these repurchases may be commenced or suspended from time to time without prior notice. There can be no assurances how many shares, if any, the Company may repurchase.

Forward-Looking Statements

This press release contains ‘‘forward-looking statements,’’ as defined by federal securities laws. Forward-looking statements reflect Playa’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in Playa’s Annual Report on Form 10-K, filed with the SEC on March 1, 2018, as such factors may be updated from time to time in Playa’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Playa’s filings with the SEC. While forward-looking statements reflect Playa’s good faith beliefs, they are not guarantees of future performance. Playa disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Playa (or to third parties making the forward-looking statements).

About Playa Hotels & Resorts N.V.

Playa is a leading owner, operator and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. Playa owns and/or manages a total portfolio consisting of 21 resorts (7,769 rooms) located in Mexico, Jamaica, and the Dominican Republic. In Mexico, Playa owns and manages Hyatt Zilara Cancun, Hyatt Ziva Cancun, Panama Jack Resorts Cancun, Panama Jack Resorts Playa del Carmen, Hilton Playa del Carmen an All-Inclusive Resort, Hyatt Ziva Puerto Vallarta and Hyatt Ziva Los Cabos. In Jamaica, Playa owns and manages Hyatt Zilara Rose Hall and Hyatt Ziva Rose Hall, Hilton Rose Hall Resort & Spa, Jewel Dunn’s River Beach Resort, Jewel Grande Montego Bay Resort & Spa, Jewel Runaway Bay Beach & Golf Resort and Jewel Paradise Cove Beach Resort & Spa. In the Dominican Republic, Playa owns and manages Hilton La Romana an All-Inclusive Family Resort and Hilton La Romana an All-Inclusive Adult Resort. Playa also owns four resorts in Mexico and the Dominican Republic that are managed by a third party and Playa manages the Sanctuary Cap Cana, in the Dominican Republic.

IR Contacts:

Playa Hotels & Resorts

Rachael Rothman, CFA

(571) 529-6014

RRothman@playaresorts.com